PROSPECTUS SUPPLEMENT                                         File No. 333-68747
(To Prospectus and Prospectus Supplement dated May 6, 1999)       Rule 424(b)(3)
Prospectus number: 1961



                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                               Floating Rate Notes


Principal Amount:   $200,000,000       Original Issue Date:     May 5, 2000

CUSIP Number:       59018S 6M1         Stated Maturity Date:    May 7, 2001

Interest Calculation:                  Day Count Convention:
---------------------                  ---------------------
|x|  Regular Floating Rate Note        |x|  Actual/360
| |  Inverse Floating Rate Note        | |  30/360
     (Fixed Interest Rate):            | |  Actual/Actual

Interest Rate Basis:
--------------------
| |  LIBOR                             | |  Commercial Paper Rate
| |  CMT Rate                          | |  Eleventh District Cost of Funds Rate
| |  Prime Rate                        | |  CD Rate
|x|  Federal Funds Rate                | |  Other (see attached)
| |  Treasury Rate
    Designated CMT Page:                   Designated LIBOR Page:
      CMT Telerate Page:                     LIBOR Telerate Page:          3750
      CMT Reuters Page:                      LIBOR Reuters Page:


Index Maturity:         Daily Fed Funds Effective      Minimum Interest Rate:  Not Applicable

Spread:                 0.160%                         Maximum Interest Rate:  Not Applicable

Initial Interest Rate:  TBD                            Spread Multiplier:      Not Applicable



Interest Reset Dates:      Daily,   subject  to  the   following   business  day
                           convention.

Interest Payment Dates:    Quarterly, on the 7th of August,  November,  February
                           and at Maturity, subject to the following business day convention.

Repayment at the
Option of the Holder:      The  Notes  cannot  be  repaid  prior  to the  Stated
                           Maturity Date.

Redemption at the
Option of the Company:     The Notes  cannot  be  redeemed  prior to the  Stated
                           Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                   The Chase Manhattan Bank

Dated:                     May 2, 2000